SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ZHONE TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZHONE TECHNOLOGIES, INC.

7001 Oakport Street

Oakland, California 94621

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2004

To the Stockholders of Zhone Technologies, Inc:

The Annual Meeting of Stockholders of Zhone Technologies, Inc., a Delaware corporation (the “Corporation”), will be held on Wednesday, May 19, 2004 (the “Annual Meeting”) at 10:00 A.M., local time, at Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California 94621 to consider and act upon the following matters:

1.	To elect three (3) members of the Board of Directors to serve for three-year terms as Class III Directors and until their respective successors are elected and qualified.

2.	To ratify the selection of KPMG LLP as auditors for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of March 22, 2004, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors,

Kirk Misaka

Secretary

Mail Date: April 12, 2004

IMPORTANT: In order to assure representation at the Annual Meeting, complete, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed postage-paid envelope. Please reference the enclosed proxy card or voting card for additional information.

ZHONE TECHNOLOGIES, INC

7001 Oakport Street

Oakland, California 94621

PROXY STATEMENT

April 12, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zhone Technologies, Inc. (the “Corporation”) for use at the Annual Meeting of Stockholders to be held on Wednesday, May 19, 2004 (the “Annual Meeting”) at 10:00 A.M., local time, at Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California 94621 and any adjournments thereof. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 12, 2004.

Only stockholders of record as of March 22, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof. As of that date, 78,087,016 shares of common stock, $.001 par value (the “Common Stock”), of the Corporation were outstanding and eligible to be voted. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Corporation or by attending the meeting and voting in person.

VOTING SECURITIES AND VOTES REQUIRED

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the Record Date is entitled to one vote. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter at the Annual Meeting is necessary to ratify the selection of KPMG LLP as auditors for the fiscal year ending December 31, 2004. Abstentions and broker non-votes will have no effect upon the outcome of voting with respect to the ratification of the selection of auditors.

The persons named as proxies are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted in accordance with the instructions contained therein, and if no choice is specified, such proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

Voting Shares Registered Directly in the Name of the Stockholder

Stockholders with shares registered directly in their name in the Corporation’s stock records maintained by the Corporation’s transfer agent, Computershare Trust Company, may vote their shares by mailing their signed proxy card. Specific voting instructions are set forth on the enclosed proxy card.

Voting Shares Registered in the Name of a Brokerage Firm or Bank

Stockholders with shares registered in the name of a brokerage firm or bank participating in the ADP Investor Communication Services program may vote their shares (1) through the Internet, (2) by telephone in accordance with the instructions set forth on the voting card or (3) by mailing their signed voting card. Votes submitted through the Internet or by telephone through the ADP program must be received by ADP Investor Communication Services by 5:00 P.M. Eastern Time on May 18, 2004.

Revocation of Proxies Previously Submitted

To revoke a proxy previously submitted electronically through the Internet or by telephone, a stockholder may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked. To revoke a proxy previously submitted by mail, a stockholder may notify the Secretary of the Corporation in writing that the proxy has been revoked, or by voting in person at the Annual Meeting.

Delivery of Proxy Materials and Annual Report to Households

The rules promulgated by the Securities and Exchange Commission (the “Commission”) permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, will receive only one copy of the Corporation’s annual report and this Proxy Statement. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate annual reports and proxy statements for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate annual report and/or proxy statement without charge by sending a written request to Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California 94621, Attention: Investor Relations, or by calling the Corporation at (510) 777-7000. The Corporation will promptly deliver an annual report and/or proxy statement upon request. Householding does not apply to stockholders with shares registered directly in their name.

Expenses and Solicitation

The cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by certain of the Corporation’s directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Corporation has retained Georgeson Shareholder Communications to act as proxy solicitor in conjunction with the Annual Meeting. The Corporation has agreed to pay Georgeson Shareholder Communications a fee of $7,000 plus reimbursement of reasonable out-of-pocket expenses. The Corporation may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Merger with Tellium

In November 2003 the Corporation consummated its merger with Tellium, Inc. While Tellium acted as the legal acquirer, due to various factors, including the relative voting rights, board control, and senior management composition of the combined company, the transaction was treated as a reverse merger for accounting purposes, and Zhone was treated as the “acquirer”. In addition, immediately upon the closing of the merger, the combined company was renamed “Zhone Technologies, Inc.” and retained substantially all of Zhone’s previous management and operating structure. As a result, the information presented in this proxy statement reflects the operations of Zhone for the year ended December 31, 2003, and does not include information related to the board of directors, management or operations of Tellium prior to the closing of the merger, unless otherwise noted.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

In accordance with the Corporation’s Amended and Restated Certificate of Incorporation, the Corporation’s Board of Directors is divided into three classes, each of whose members serve for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires.

Three Class III Directors will be elected at the Annual Meeting for three-year terms. The Class III nominees, Messrs. Connors, Ejabat and Timmins, are currently serving as directors of the Corporation.

Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for Messrs. Connors, Ejabat or Timmins will be voted FOR the election of all nominees. Messrs. Connors, Ejabat and Timmins will be elected to hold office until the Annual Meeting of Stockholders to be held in 2007 and until their respective successors are duly elected and qualified. All nominees have indicated their willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies will be voted for a substitute nominee designated by the Board of Directors.

The following table sets forth for each nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, the year each such nominee or director was first elected a director, the age of each nominee or director, the positions currently held by each nominee or director with the Corporation, the year each nominee’s or director’s current term will expire and the class of director of each nominee or director.

Nominee or Director’s Name and Year Nominee or Director First Became a Director	Age	Position(s) Held	Year Current Term Will Expire	Class of Director
Morteza Ejabat (1999)	54	Chairman of the Board of Directors and Chief Executive Officer	2004	III
Adam Clammer (2002)	33	Director	2005	I
Michael M. Connors (2003)	62	Director	2004	III
James Coulter (1999)	44	Director	2006	II
Robert K. Dahl (1999)	63	Director	2005	I
James H. Greene, Jr. (1999)	53	Director	2006	II
C. Richard Kramlich (1999)	68	Director	2006	II
James Timmins (2002)	48	Director	2004	III
Barton Y. Shigemura (2003)	44	Director	2005	I

Business Experience of Nominees

The Nominees to serve for three-year terms as Class III Directors and until their respective successors are elected and qualified are:

Michael M. Connors has served as a director of Zhone since November 2003 following the consummation of the Corporation’s merger with Tellium, Inc. Dr. Connors had been a member of Tellium’s Board of Directors since June 2000. From 1992 to 1998, Dr. Connors held the office of President of AOL Technologies, an Internet service provider, where he led the creation and growth of AOLnet and the development of AOL software and services. Dr. Connors is currently a director of The Connors Foundation. Dr. Connors earned a B.S. in Engineering, an M.S. in Statistics and a Ph.D. in Applied Mathematics from Stanford University.

Morteza Ejabat is a co-founder of Zhone and has served as its Chairman of the Board of Directors and Chief Executive Officer since its inception. Prior to co-founding Zhone, from June 1995 to June 1999, Mr. Ejabat was President and Chief Executive Officer of Ascend Communications, Inc., a provider of telecommunications equipment which was acquired by Lucent Technologies, Inc. in June 1999. Previously, Mr. Ejabat held various senior management positions with Ascend from September 1990 to June 1995, most recently as Executive Vice President and Vice President, Operations. Mr. Ejabat holds a B.S. in Industrial Engineering and an M.S. in Systems Engineering from California State University at Northridge and an M.B.A. from Pepperdine University.

James Timmins has served as a director of Zhone since July 2002. Since June 1998, Mr. Timmins has been a general partner and Managing Director for NIF Ventures, the U.S. venture capital operation of The Daiwa Securities Group of Japan, an investment banking firm. From 1991 to 1998, Mr. Timmins was a partner at Redwood Partners, an investment firm. From 1987 to 1990, Mr. Timmins was a principal at Hambrecht & Quist, an investment banking firm. Previously, Mr. Timmins was co-founder and Chief Executive Officer of McKewon & Timmins, an investment firm, and an associate in the Corporate Finance Department at Salomon Brothers, an investment firm, from 1982 to 1984. Mr. Timmins also serves as a director of CinemaScore Online, Inc., Escend Technologies, Inc., Kanisa, Inc., NetContinuum, Inc., SatisFusion, Inc., SpectraSwitch, Inc., and WaveSplitter Technologies, Inc. Mr. Timmins holds a B.A. in History and Philosophy from the University of Toronto and an M.B.A. from Stanford University.

Business Experience of Other Directors

Adam Clammer has served as a director of Zhone since August 2002. Mr. Clammer is a Director at Kohlberg Kravis Roberts & Co., or KKR, an investment firm, where he has worked since 1995. Prior to joining KKR, he was in the Mergers and Acquisitions Departments at Morgan Stanley & Co. from 1992 to 1995. Mr. Clammer also serves as a director of AEP Industries, Jazz Pharmaceuticals, MedCath Corporation and NewSouth Holdings, Inc. Mr. Clammer received his B.S. in Business Administration from the University of California and his M.B.A. from Harvard Business School.

James Coulter has served as a director of Zhone since November 1999. Since January 1993, Mr. Coulter has been a founding partner of Texas Pacific Group, an investment firm. Mr. Coulter serves on the Board of Directors of Conexant Systems, Inc., J. Crew Group, Inc. and Seagate Technology. Mr. Coulter holds a B.A. in Engineering Sciences from Dartmouth College and an M.B.A. from Stanford University.

Robert K. Dahl has served as a director of Zhone since its inception. Since January 1998, Mr. Dahl has served as a partner of Riviera Ventures LLP, a private investment firm. Previously, Mr. Dahl held various senior management positions with Ascend Communications, Inc., most recently as Executive Vice President from October 1997 to January 1998 and Chief Financial Officer from January 1994 to October 1997. Mr. Dahl also serves as a director of the Dahl Family Foundation, NorCal Community Bancorp and Kabira Technologies, Inc. Mr. Dahl holds a B.S. in Finance from the University of California at Berkeley.

James H. Greene, Jr. has served as a director of Zhone since November 1999. Since January 1996, Mr. Greene has been a member of the limited liability company which serves as the general partner of KKR. Mr. Greene also serves as a director of Accuride Corporation, Alliance Imaging Inc., Amphenol Corporation, NewSouth Holdings, Inc., Owens-Illinois, Inc., Shoppers Drug Mart Corp. and Safeway Inc. Mr. Greene holds a B.S. in Economics from the University of Pennsylvania.

C. Richard Kramlich has served as a director of Zhone since November 1999. Since June 1978, Mr. Kramlich has been a general partner of New Enterprise Associates, a venture capital firm. Mr. Kramlich also serves as a director of Celetronix Ltd., Chalone, Inc., Decru, Fabric7, Financial Engines, Force 10 Networks, Foveon, Graphic Enterprises, Inc. and Informative. Mr. Kramlich holds a B.S. in History from Northwestern University and an M.B.A. from Harvard University.

Barton Y. Shigemura has served as a director of Zhone since November 2003 following the consummation of the Corporation’s merger with Tellium, Inc. Mr. Shigemura currently serves as President and CEO for Yotta Yotta Inc., a high performance net storage company. From December 2002 to March 2003, Mr. Shigemura worked as a consultant. From 1999 to 2002, Mr. Shigemura was Chairman of Alidian Networks, a developer of layer two metro optical networking platforms. From 1998 to 1999, Mr. Shigemura was Vice President of Marketing for all data products at Lucent Technologies, which he joined through the acquisition of Yurie Systems. From 1996 to 1998, Mr. Shigemura was a board member and the Senior Vice President of Sales and Marketing at Yurie Systems. Mr. Shigemura has held a number of sales and marketing roles at Premisys Communications, Nortel Networks, General DataComm, and IBM. Mr. Shigemura also serves as a director of Cibernet Corporation, LMIC, Inc. and Yotta Yotta Inc. Mr. Shigemura earned his B.S. in Finance and Marketing from University of Southern California.

There are no family relationships among any of the directors or executive officers of the Corporation. Messrs. Clammer, Coulter, Greene, Kramlich and Timmins are associated with the Corporation’s major stockholders as described above and as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management”. Zhone has entered into letter agreements with each of TPG-Zhone, L.L.C., KKR-ZT L.L.C. and New Enterprise Associates VII, Limited Partnership, each dated as of November 13, 2003, relating to the nomination of designees to the Board of Directors. These letter agreements provide that at any annual or special meeting called or in any other action taken for the purpose of electing directors to Zhone’s Board of Directors, Zhone agrees to nominate as directors (1) two nominees designated by KKR, who shall initially be Messrs. Clammer and Greene and who shall be placed in separate classes if Zhone has a classified Board of Directors, (2) two nominees designated by TPG, who shall initially be Messrs. Coulter and Timmins and who shall be placed in separate classes if Zhone has a classified Board of Directors, and (3) one nominee of New Enterprise Associates VII, Limited Partnership, or NEA, who shall initially be Mr. Kramlich. Each of KKR’s and TPG’s rights to designate one nominee to the Zhone board of directors shall terminate at such time that KKR or TPG holds less than 50% of the shares of capital stock issued to it in connection with the merger with Tellium, and each of KKR’s and TPG’s rights to designate any remaining nominee shall terminate at such time that KKR or TPG holds less than 25% of the shares issued to it in connection with the merger with Tellium. NEA’s rights to designate its nominee shall terminate at such time that NEA holds less than 50% of the shares of capital stock issued to it in connection with the merger with Tellium. None of the other corporations or organizations referred to above with which a director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Corporation.

Board of Director Meetings and Committees

Board Meetings and Committees

During the year ended December 31, 2003, the Board of Directors held thirteen meetings. All directors currently serving on the Board of Directors attended at least 75% of such meetings of the Board of Directors and the Committees on which he served during 2003. The Board of Directors has established a Compensation Committee, Audit Committee and Nominating and Governance Committee.

Board Independence

The Corporation’s Board of Directors has determined that except for Mr. Ejabat, the Corporation’s Chief Executive Officer, each of the members of the Board is an independent director for purposes of the NASDAQ rules. In addition, the Board has determined that each member of the Compensation Committee, Audit Committee and Nominating and Governance Committee satisfies the independence requirements set forth in applicable NASDAQ and SEC rules.

Compensation Committee

The Compensation Committee currently consists of Messrs. Coulter, Greene, Kramlich and Shigemura. The Compensation Committee is responsible for establishing and monitoring policies governing compensation of executive officers. The Compensation Committee is responsible for reviewing the performance and compensation levels for executive officers, establishing salary and bonus levels for these individuals and making recommendations to the Board of Directors for stock option grants for these individuals under the Corporation’s stock option plans. The objectives of the Compensation Committee are to correlate executive officer compensation with the Corporation’s business objectives and financial performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long-term success of the Corporation. The Compensation Committee will seek to reward executives in a manner consistent with the Corporation’s annual and long-term performance goals and to recognize individual initiative and achievement among executive officers. During 2003, the Compensation Committee held one meeting. For additional information concerning the Compensation Committee, see “Compensation Committee Report on Executive Compensation.”

Audit Committee

The Audit Committee currently consists of Messrs. Clammer, Dahl and Timmins. Mr. Dahl currently serves as the Chairman of the Audit Committee. Mr. Dahl also serves as the Financial Expert of the Audit Committee, as defined by rules of the Commission enacted under Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee reviews the professional services provided by the Corporation’s independent auditors, the independence of such auditors from the Corporation’s management and the Corporation’s annual and quarterly financial statements. The Audit Committee also reviews such other matters with respect to the Corporation’s accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. During fiscal 2003, the Audit Committee held four meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee.”

The Audit Committee has adopted a Code of Business Conduct and Ethics, or Code of Ethics, applicable to all of our directors, officers and employees. This Code of Ethics can be obtained without charge by written request to Investor Relations, Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California, 94621. Any substantive amendment of the Code of Ethics, and any waiver of the Code of Ethics for executive officers and directors, will be made only after approval by a majority of our independent directors and will be disclosed in a filing of a Form 8-K with the SEC.

Nominating and Governance Committee

The Nominating and Governance Committee was established in February 2004 and consists of Messrs. Coulter, Greene and Kramlich. The Nominating and Governance Committee advises the Board on corporate governance matters, selects individuals qualified to serve as directors of the Corporation, recommends to the Board individuals to serve on committees of the Board, makes recommendations to the Board regarding nominees proposed by stockholders, and advises the Board with respect to Board and committee composition. The Board will consider stockholder director nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, stockholders should submit the candidate’s name and qualifications to the Corporation’s Secretary in writing to the following address: Zhone Technologies, Inc., Attn: Secretary, 7001 Oakport Street, Oakland, California 94621. In evaluating potential director nominees, there are no stated minimum criteria for director nominees, and the Nominating and Governance Committee may consider all factors as it may deem to be in the best interests of Zhone and its stockholders. Having been established in February 2004, the Nominating and Governance Committee did not hold any meetings during 2003. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, a copy of which is attached as Appendix B to this Proxy Statement.

Director Communications

Any stockholder wishing to communicate with any of the Corporation’s directors regarding corporate matters may write to the director, c/o Kirk Misaka, Secretary, Zhone Technologies, Inc., 7001 Oakport Street,

Oakland, California 94621. The Secretary will forward these communications directly to the director(s). The independent directors of the Board review and approve the stockholder’s communication process periodically to ensure effective communication with stockholders.

Director Attendance at Annual Meetings

The Corporation encourages, but does not require, its board members to attend the annual stockholders meeting.

Compensation of Directors

The Corporation reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees. Beginning in the first quarter of 2004, each non-employee director receives an annual retainer of $10,000, which is paid in two installments on a semi-annual basis, and which each non-employee director may elect to receive in cash or an equivalent amount of the Corporation’s common stock. In addition, the Chairman of the Audit Committee receives $4,000 per committee meeting attended, and each Board Committee member receives $2,000 per committee meeting attended. Prior to this, the Corporation’s non-employee directors did not receive any cash compensation. The Board of Directors adopted this change in order to bring the compensation packages of the Corporation’s non-employee board members more in line with compensation paid to outside directors of comparable companies, to recognize the increased workload and responsibilities of Board and Committee members as a result of becoming a publicly traded company, and to enable the Corporation to attract qualified directors when needed. Beginning with the 2004 Annual Meeting of Stockholders, each non-employee director of the Corporation will be granted non-qualified stock options to purchase 30,000 shares of Common Stock which vests over four years, subject to their continued service as a director. Thereafter, on an annual basis immediately following each annual meeting of stockholders, each non-employee director will be granted non-qualified stock options to purchase 30,000 shares of Common Stock which vests over four years. The exercise price per share of all options granted to non-employee directors will be equal to the fair market value of the Corporation’s Common Stock on the date of grant, and such options will expire on the date which is ten years from the date of option grant.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

The Board of Directors has selected KPMG LLP as independent auditors to audit the financial statements of the Corporation for the year ending December 31, 2004. KPMG LLP has served as the independent auditors of Zhone since the year ended December 31, 2000. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the Board of Directors’ selection of KPMG LLP as the Corporation’s independent auditors for the year ending December 31, 2004, the Board of Directors will reconsider the matter at its next meeting.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Corporation by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

Fee Category	2003 Fees	2002 Fees
Audit Fees	$1,137,500	$526,950
Audit-Related Fees	—	105,900
Tax Fees	202,300	170,000
All Other Fees	700	—

Total Fees	$1,340,500	$802,850

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Corporation’s financial statements for the years ended December 31, 2003 and December 31, 2002, and for reviews of the Corporation’s interim financial statements during these periods, including the Corporation’s quarterly reports on Form 10-Q for the year ended December 31, 2003. The amounts billed for the year ended December 31, 2003 also include services related to the Corporation’s acquisition of Tellium, including the S-4 registration statement and related SEC review.

Audit-Related Fees. Consists of fees billed for professional services rendered for audit-related services including consultations on other financial accounting and reporting related matters.

Tax Fees. Consists of fees billed for professional services relating to tax compliance and other.

All Other Fees. Consists of fees billed for all other services.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 16, 2004, with respect to beneficial ownership of Common Stock by: (i) each person who beneficially owned more than 5% of the shares of Common Stock outstanding as of such date; (ii) each director of the Corporation; (iii) each executive officer identified in the Summary Compensation Table set forth below under the heading “Compensation and Other Information Concerning Executive Officers”; and (iv) directors, executive officers and affiliates as a group.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the Commission. Except as otherwise noted in the footnotes below, the Corporation believes that each person or entity named in the table has sole voting and investment power with respect to all shares of its Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of shares of Common Stock outstanding is based on 78,020,000 shares of Common Stock outstanding as of February 16, 2004. In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of February 16, 2004 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Outstanding(3)
Entities affiliated with Texas Pacific Group(4)	8,961,725	11.5
Entities affiliated with KKR 1996 GP LLC(5)	8,959,375	11.5
Entities affiliated with New Enterprise Associates(6)	6,171,480	7.9
Morteza Ejabat(7)	3,909,536	5.0
Jeanette Symons(8)	3,204,542	4.1
Entities affiliated with NIF Ventures Co., LTD(9)	1,320,843	1.7
Kirk Misaka(10)	190,833	*
Robert K. Dahl(11)	187,489	*
Michael M. Connors(12)	133,333	*
Barton Y. Shigemura(13)	38,750	*
Adam Clammer(14)	1,175	*
James H. Greene, Jr.(15)	1,175	*
James Coulter(16)	—	*
C. Richard Kramlich(17)	—	*
James Timmins(18)	—	*
All executive officers, directors and affiliates as a group (11 persons)(19)	33,080,256	42.1

*	Less than 1% of the total number of outstanding shares of Common Stock.
(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as to be beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Generally, options granted under Zhone’s 1999 Stock Option Plan are immediately exercisable, subject to a repurchase right which lapses as the shares vest.
(3)	Calculated on the basis of 78,020,000 shares of common stock, which is the approximate number of shares of Zhone common stock outstanding as of February 16, 2004.
(4)

Consists of (A) 8,959,375 shares held by TPG Zhone, LLC., an entity affiliated with Texas Pacific Group, and (B) 2,350 shares subject to immediately exercisable options held by TPG Genpar II, L.P., an entity affiliated with Texas Pacific Group, of which all shares will be vested within 60 days after February 16,

2004. TPG Advisors II Inc. is the general partner of TPG Genpar II, L.P., which is the general partner of TPG Partners II, L.P., which is the managing member of TPG Zhone, L.L.C.
(5)	Consists of 8,959,375 shares held by KKR-ZT, L.L.C., an entity affiliated with Kohlberg Kravis Roberts & Co. L.P. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P, which is the senior member of KKR-ZT, L.L.C. KKR 1996 GP LLC is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes Huth, Todd A. Fisher, Alexander Navab, Neil Richardson and James H. Greene, Jr. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP LLC. Each of such individuals disclaims ownership in such shares.
(6)	Consists of (A) 1,817,129 shares held by New Enterprise Associates VIII, L.P., (B) 3,407,077 shares held by New Enterprise Associates, 9 L.P.; (C) 853,629 shares held by New Enterprise Associates 8A, L.P., (D) 90,032 shares held by NEA Partners 10, L.P., (E) 88 shares held by NEA Ventures 2000 and (F) 3,525 shares subject to immediately exercisable options, of which all shares will be vested within 60 days after February 16, 2004.
(7)	Consists of (A) 2,914,058 shares held by Mr. Ejabat, (B) 70,500 shares held by Mr. Ejabat as Trustee of the Salmeh Ejabat Trust, (C) 70,500 shares held by Mr. Ejabat as Trustee of the Ashlee Ann Ejabat Trust, (D) 595,978 shares held by Mr. Ejabat as Trustee of the Morteza Ejabat Trust Under Declaration of Trust Dated May 18, 1998, and (E) 258,500 shares subject to immediately exercisable options, of which 32,310 shares will be vested within 60 days after February 16, 2004.
(8)	Consists of (A) 3,063,542 shares held by Ms. Symons as Trustee of the Symons Living Trust dated March 15, 1995, and (B) 141,000 shares subject to immediately exercisable options, of which 17,624 shares will be vested within 60 days after February 16, 2004.
(9)	Consists of (A) 363,667 shares held by NIF Ventures Co., LTD, (B) 260,282 shares held by Investment Enterprise Partnership “NIF New Technology Fund 2000/1”, (C) 223,387 shares held by Investment Enterprise Partnership “NIF New Technology Fund 2000/2”, (D) 143,414 shares held by Investment Enterprise Partnership “NIF New Technology Fund 99-A”, (E) 143,414 shares held by Investment Enterprise Partnership “NIF New Technology Fund 99-B”, (F) 74,532 shares held by Investment Enterprise Partnership “NIF 21-One (1)”, (G) 39,780 shares held by Investment Enterprise Partnership “NIF 21-One (2-A)”, (H) 39,780 shares held by Investment Enterprise Partnership “NIF 21-One (2-B)”, (I) 21,725 shares held by Investment Enterprise Partnership “NIF-TT Fund”, and (J) 10,862 shares held by Investment Enterprise Partnership “NIF-ST Fund”.
(10)	Consists of (A) 97,462 shares held by Mr. Misaka, and (B) 93,371 shares subject to immediately exercisable options, of which 34,472 shares will be vested within 60 days after February 16, 2004.
(11)	All shares held by Mr. Dahl as Trustee of the Dahl Family Trust Dated October 1, 1989, as amended.
(12)	Consists of (A) 12,500 shares held by Mr. Connors, (B) 83,333 shares held by Suaimhneas LLC, of which Mr. Connors is the sole manager and his adult children are the owners, and (C) 37,500 shares subject to options, of which all shares will be vested and exercisable within 60 days after February 16, 2004.
(13)	Consists of (A) 1,250 shares held by Mr. Shigemura, and (B) 37,500 shares subject to options, of which all shares will be vested and exercisable within 60 days after February 16, 2004.
(14)	Consists of 1,175 shares subject to immediately exercisable options, of which all shares will be vested within 60 days after February 16, 2004. Mr. Clammer is a director of Kohlberg Kravis Roberts & Co. L.L.C., and a limited partner of KKR Associates 1996, L.P., which is the sole general partner of KKR 1996 Fund, L.P., which is the senior member of KKR-ZT, L.L.C. Mr. Clammer disclaims beneficial ownership of any shares beneficially owned by KKR Associates 1996 L.P.
(15)	Consists of 1,175 shares subject to immediately exercisable options, of which all shares will be vested within 60 days after February 16, 2004. Mr. Greene is a member of KKR 1996 GP LLC, which the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P., which is the senior member of KKR-ZT, L.L.C. Mr. Greene may be deemed to share beneficial ownership in the shares beneficially owned by KKR 1996 GP LLC. Mr. Greene disclaims beneficial ownership in such shares.

(16)	Mr. Coulter does not currently beneficially own any shares except for any shares that would be deemed to be beneficially owned through his relationship with Texas Pacific Group and affiliated entities. Mr. Coulter is a partner of Texas Pacific Group and a shareholder, officer and director of TPG Advisors II, Inc. Mr. Coulter disclaims beneficial ownership in all of such shares, except to the extent of his proportionate interest therein.
(17)	Mr. Kramlich does not currently beneficially own any shares except for any shares that would be deemed to be beneficially owned through his relationship with New Enterprise Associates and affiliated entities. Mr. Kramlich is a general partner of New Enterprise Associates and disclaims beneficial ownership in such shares, except to the extent of his proportionate interest therein.
(18)	Mr. Timmins does not currently beneficially own any shares except for any shares that would be deemed to be beneficially owned through his relationship with NIF Ventures and affiliated entities. Mr. Timmins is a managing director of NIF Ventures and disclaims beneficial ownership in such shares, except to the extent of his proportionate interest therein.
(19)	Includes a total of 576,096 options, of which 510,096 shares are immediately exercisable, and of which 167,631 shares will be vested within 60 days after February 16, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires the Corporation’s directors, executive officers and holders of more than 10% of the Corporation’s outstanding shares of Common Stock (collectively, “Reporting Persons”) to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2003, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2003, except that Ms. Symons had one late Form 4 filing which related to the acquisition of 15 shares.

COMPENSATION AND OTHER INFORMATION CONCERNING

EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) is composed of four non-employee directors of the Board of Directors, none of whom have interlocking relationships as defined by the Commission. The Committee is responsible for establishing and monitoring policies governing the annual compensation of executive officers. The Committee periodically reviews the approach to executive compensation and makes adjustments as competitive conditions and other circumstances warrant.

Compensation Philosophy

The Corporation operates in the competitive and rapidly changing high technology industry. The Committee believes that executive officer compensation should be determined based on a combination of individual and business objectives and competitive data. The Committee seeks to attract, retain and motivate executive officers through a total compensation package which includes (i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentives in the form of stock options. In 2003, compensation for the Corporation’s executive officers consisted of base salary, long-term equity-based incentive awards and performance bonuses.

The Committee reviews market information from published survey data and considers the compensation practices of companies in the Corporation’s industry to determine whether the Corporation’s compensation structure (a) is competitive in the industry; (b) motivates executive officers to achieve the Corporation’s business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. The Committee’s goal is to set the Corporation’s executive officer total compensation at levels that are generally comparable to the market data and typically targets between the fiftieth and the seventy-fifth percentile for total compensation. The Committee also reviewed certain milestones achieved by the Corporation in 2003, including the completion of the acquisitions of NEC eLuminant and Tellium, individual executive officer duties and contributions, and the Corporation’s financial performance during the year.

Base Salaries

Base salaries for the Corporation’s executive officers in 2003 remained below the fiftieth percentile level of comparable positions at other companies in the Corporation’s industry. The below market salaries are consistent with the Committee’s objective to attract, retain and motivate executive officers primarily through long-term, equity-based incentives. The Committee intends to continue to adjust compensation appropriately in order to attract and retain executives who manage the Corporation effectively, and align the interests of its executive officers with the long-term interests of stockholders.

Performance Bonuses

During 2003, the Committee approved the payment of bonuses of $225,000, $100,000 and $78,000 to Mr. Ejabat, Mr. Misaka and Ms. Symons, respectively. The bonus payments were based on the achievement of certain strategic objectives during the year, and in recognition that no bonuses had been paid since the inception of the Corporation. Future performance bonuses, if any, will be based on factors including the Corporation’s financial performance and individual performance relative to certain key strategic objectives, and will be paid subject to the approval of the Committee.

Long-Term Equity Incentives

The Committee’s view in granting long-term equity incentives to the Corporation’s executive officers is to provide each executive officer with compensation opportunities directly aligned with the creation of stockholder value. In determining the amounts of the long-term equity incentives to be awarded to each executive officer, the Committee takes into account the executive officer’s position with the Corporation, the executive officer’s past performance, the number and price of unvested options held by the executive officer and the long-term equity incentive awards made to individuals in similar positions at other companies in the Corporation’s industry. Based upon these factors, the Committee determines the amount of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for stock ownership. The weight given to each of these factors varies among individuals at the Committee’s discretion.

During fiscal 2003, the Committee approved the grant of options to purchase 258,500, 141,000 and 72,026 shares of common stock to Mr. Ejabat, Ms. Symons, and Mr. Misaka, respectively. Such options will allow the executive officers to acquire shares at a fixed price per share over a specified period of time, contingent upon their continued employment.

Chief Executive Officer Compensation

Mr. Ejabat has served as the Corporation’s Chief Executive Officer since its inception in September 1999. Mr. Ejabat’s base salary for fiscal 2003 remained unchanged and is set below the fiftieth percentile of the surveyed data in order to have a substantial portion of his total compensation tied to the Corporation’s performance in the form of long-term equity incentive awards. The Committee may adjust Mr. Ejabat’s salary in the future, based upon comparative salaries of chief executive officers in the Corporation’s industry, and other factors which may include the financial performance of the Corporation and Mr. Ejabat’s success in meeting strategic goals.

Policy on Deductibility of Executive Compensation

The Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on the Corporation in the near future. The Committee believes that stock options granted under the Corporation’s stock plans meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1 million deduction limit. The Committee’s general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Respectfully submitted by the Compensation Committee:

James Coulter

James H. Greene, Jr.

C. Richard Kramlich

Barton Y. Shigemura

Compensation Committee Interlocks and Insider Participation

None of the members of the Committee is currently, or has been, at any time since the Corporation’s formation, an officer or employee of the Corporation. No interlocking relationship exists between any member of the Corporation’s Board of Directors or the Committee and any member of the Board of Directors or compensation committee of any other company.

Summary Compensation Table

The table below sets forth, for the fiscal year ended December 31, 2003, the compensation earned by the Corporation’s Chief Executive Officer and the Corporation’s other executive officers. Collectively, these individuals are referred to below as the Named Executive Officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
					Securities Underlying Options/SARS(#)	All Other Compensation($)(1)
	Year	Salary($)	Bonus($)	Other Annual Compensation($)
Morteza Ejabat(2) Chairman of the Board of Directors and Chief Executive Officer	2003 2002 2001	350,000 350,000 350,000	225,000 — —	— — —	258,500 — —	36,664 828 828
Jeanette Symons(2) Chief Technology Officer and Vice President, Engineering	2003 2002 2001	250,000 250,000 250,000	78,000 — —	— — —	141,000 — —	112,162 5,641 5,617
Kirk Misaka Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	175,000 175,000 175,000	100,000 — —	— — —	72,026 28,200 2,350	227 151 151

(1)	Represents (i) insurance premiums paid by the Corporation with respect to life insurance for the benefit of the named executive officers in the following amounts for the 2003, 2002 and 2001, respectively: Mr. Ejabat ($828, $828 and $828), Ms. Symons ($241, $241 and $217) and Mr. Misaka ($227, $151 and $151), (ii) car allowances paid by the Corporation to Ms. Symons ($5,400, $5,400 and $5,400), and (iii) interest earned on loans made to the Corporation by Mr. Ejabat ($35,836) and Ms. Symons ($106,521) in 2003.
(2)	See also “Employment Agreements” for additional information concerning Mr. Ejabat’s and Ms. Symons compensation.

Option Grants in Last Fiscal Year

The following table provides the specified information concerning options granted to the Corporation’s Named Executive Officers during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted(1)(#)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
					0%($)	5%($)	10%($)
Morteza Ejabat	258,500	15.7%	$5.48	10/1/13	62,040	991,936	2,418,580
Jeanette Symons	141,000	8.6%	$5.48	10/1/13	33,840	541,056	1,319,225
Kirk Misaka(4)	21,150	1.3%	$0.21	5/14/13	63,027	105,458	170,554
	3,290	0.2%	$2.97	8/8/13	1,579	8,717	19,669
	7,636	0.5%	$2.97	9/2/13	5,727	23,591	50,999
	39,950	2.4%	$5.48	10/1/13	9,588	153,299	373,780

(1)	Represents options granted to the Named Executive Officer above under the Corporation’s 1999 Stock Option Plan. The options are exercisable immediately, subject to a repurchase right by the Corporation which lapses as the options vest over the vesting period.

(2)	The Corporation granted a total of 1,647,534 options during the year ended December 31, 2003.
(3)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 0%, 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Commission and do not represent the Corporation’s estimate or projection of the future Common Stock price. Potential gains are net of the exercise price but before taxes associated with the exercise. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Corporation, overall market conditions and the option holder’s continued employment through the vesting period.
(4)	The options granted to Mr. Misaka in 2003 include 3,290 shares issued under the Corporation’s stock option exchange program, in which all employees including executive officers were eligible to participate.

Option Exercises and Fiscal Year-End Values

The following table provides the specified information concerning option exercises in the last fiscal year and unexercised options held as of December 31, 2003 by the Corporation’s Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year-end(#)		Value of Unexercised In- the-Money Options at Fiscal Year-end($)(2)
Name			Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Morteza Ejabat	—	—	10,770	247,730	0	0
Jeanette Symons	—	—	5,874	135,126	0	0
Kirk Misaka	3,290	9,804	19,325	74,046	61,705	160,821

(1)	Options granted under the Corporation’s 1999 Stock Option Plan are exercisable immediately, subject to a repurchase right in favor of the Corporation which lapses as the option vests over periods ranging from three to five years.
(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2003 ($4.94 per share as quoted on the NASDAQ National Market), multiplied by the number of shares underlying the option.

Employment Agreements

The Corporation entered into employment agreements with Morteza Ejabat and Jeanette Symons on October 20, 1999. Each of these agreements relates to the employment of the executive officers and has a four-year term, subject to an automatic, one-year renewal provided neither the Corporation nor the executive officer has notified the other that the renewal will not take place.

Under each of the employment agreements, the salary and bonus to be received by each executive officer will be determined by the Compensation Committee of the Board of Directors on an annual basis. In the event the executive’s employment is terminated by the Corporation “without cause” or by the executive for “good reason,” as each term is defined in the employment agreements, the executive will receive a lump sum payment equal to the salary that the executive would have been entitled to receive had he or she continued his or her employment for the balance of the original term, or if the term of the executive’s employment has been extended, the balance of the extended term.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 29, 2003, the Corporation borrowed $2.0 million from Morteza Ejabat, Chairman and Chief Executive Officer of Zhone, and Jeanette Symons, Chief Technology Officer and Vice President, Engineering of Zhone. On August 7, 2003, the Corporation borrowed an additional $2.0 million from Ms. Symons. Each of these loans had an interest rate of 12% per year and matured upon the closing of the Corporation’s merger with Tellium, Inc. The principal balance and accrued interest for each loan were repaid in November 2003. Mr. Ejabat and Ms. Symons received interest income relating to the loans of $35,836 and $106,521, respectively.

In the ordinary course of business, the Corporation’s executive officers and non-employee directors are reimbursed for travel related expenses when incurred for business purposes. The Corporation reimburses its Chairman and Chief Executive Officer, Morteza Ejabat, for the direct operating expenses incurred in the use of his private aircraft when used for business purposes. The amount reimbursed for these expenses was $473,000 during the year ended December 31, 2003.

All transactions involving the Corporation and its officers, directors, principal stockholders and their affiliates, will be and have been approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will be and have been on terms no less favorable to the Corporation than could be obtained from unaffiliated third parties. In addition, all related party transactions are approved by the Corporation’s Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Corporation’s financial accounting, reporting and internal controls. The Audit Committee operates pursuant to the Audit Committee Charter approved by the Board of Directors.

Management is responsible for the preparation, presentation and integrity of the Corporation’s consolidated financial statements, the selection of appropriate accounting and financial reporting principles, and for the maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee periodically meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting.

In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including the quality and acceptability of the Corporation’s accounting principles as applied in its financial reporting. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors their independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on February 26, 2004.

Respectfully submitted by the Audit Committee:

Robert K. Dahl (Chairman)

Adam Clammer

James Timmins

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation’s Common Stock during the period from the Corporation’s initial stock listing date through December 31, 2003, with the cumulative total return on the S&P 500 and the NASDAQ Telecommunications Index. The comparison assumes $100 was invested on November 14, 2003 in the Corporation’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The Corporation’s common stock began to be publicly traded on November 14, 2003 following the consummation of the Corporation’s merger with Tellium, Inc. The performance shown is not necessarily indicative of future performance.

Comparison of Cumulative Total Return* Among

Zhone Technologies, Inc,

The S&P 500 and the NASDAQ Telecommunications Index

*	Prior to November 14, 2003 the Corporation’s Common Stock was not publicly traded. Comparative data is provided only for the period since that date.

Historical Per Share Performance of Tellium and Zhone

The Corporation’s common stock has been traded on the NASDAQ National Market under the symbol “ZHNE” since November 14, 2003, following the consummation of the merger with Tellium, Inc. Prior to that date, Tellium’s common stock was traded on the NASDAQ under the symbol “TELM”. The following table sets forth, for the periods indicated, the high and low closing sale prices as reported on NASDAQ for Zhone and Tellium common stock, as adjusted for all stock splits. Immediately prior to the consummation of the merger with Zhone, Tellium effected a one-for-four reverse split of its outstanding shares of common stock.

	High	Low
2003:
Fourth Quarter ended December 31, 2003	$7.36	$4.21
Third Quarter ended September 30, 2003	6.12	3.08
Second Quarter ended June 30, 2003	4.84	2.16
First Quarter ended March 31, 2003	2.56	2.12

	High	Low
2002:
Fourth Quarter ended December 31, 2002	$3.00	$1.20
Third Quarter ended September 30, 2002	2.60	1.52
Second Quarter ended June 30, 2002	9.88	2.80
First Quarter ended March 31, 2002	27.52	7.68

Notwithstanding anything to the contrary set forth in any of the Corporation’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Commission, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation and the Stock Performance Graph shall not be deemed incorporated by reference into any such filings.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders of the Corporation, proposals of stockholders must be received at the Corporation’s principal executive offices not later than January 17, 2005 and must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Corporation’s proxy statement for that meeting. In accordance with the Corporation’s Amended and Restated By-Laws, proposals of stockholders intended for presentation at the 2005 Annual Meeting of the Stockholders of the Corporation (but not intended to be included in the proxy statement for that meeting) must be received no later than February 18, 2005. In order to curtail any controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to the attention of the Corporation’s Secretary.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

APPENDIX A

ZHONE TECHNOLOGIES, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

1. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Zhone Technologies, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor, review the performance of the Company’s internal audit function, if any, and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out proper audits and reviews, including reviews of the Company’s financial statements prior to the filing of reports with the SEC and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting and auditing. It is not the duty or responsibility of the Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations, and, hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall comprise three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of the SEC and Nasdaq; provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

•	accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•	is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of the SEC and Nasdaq.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall be an audit committee financial expert as determined by the Board in accordance with the rules of the SEC.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management, and the independent auditor in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

A. Oversight of the Company’s Independent Auditor

1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

2. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board Standard No. 1, as amended, including without limitation, descriptions of (x) all relationships between the auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

3. Evaluate annually the qualifications, performance and independence of the independent auditor and report to the Board on its conclusions, together with any recommendations for additional action.

4. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years.

5. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement.

6. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

7. Approve as necessary the termination of the engagement of the independent auditor.

8. Establish policies for the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

9. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

10. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

B. Review of Financial Reporting, Policies and Processes

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements.

3. Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s periodic reports.

4. Review and discuss earnings press releases.

5. Periodically meet separately with management and with the independent auditor.

6. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7. Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”) and review annually with the independent auditor the attestation to and report on the assessment made by management.

8. To the extent that it deems appropriate, review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

9. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions and structures in the Company’s public filings.

10. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of an application of accounting principles.

11. Review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of alternative GAAP methods on the financial statements.

12. Review any special audit steps adopted in light of material control deficiencies. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

C. Risk Management, Related Party Transactions, Legal Compliance and Ethics

1. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

2. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4. Adopt a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all employees and directors which meets the requirements of Nasdaq and the SEC, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. Review such Code of Conduct periodically and make such changes to such Code of Conduct as the Committee shall deem appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

5. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

6. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

7. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

8. Review and reassess the Charter’s adequacy as appropriate and recommend any proposed changes to the Board for approval.

9. Review the eligibility of each member of the Committee against current regulatory standards, including the continuing eligibility of the audit committee financial expert.

APPENDIX B

ZHONE TECHNOLOGIES, INC.

CHARTER OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Zhone Technologies, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary responsibilities of the Committee are to (i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the Board and each committee.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors, each of whom shall satisfy the independence requirements established by the rules of The Nasdaq Stock Market (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”); provided that one director who does not meet the Nasdaq independence criteria may, subject to the approval of the Board, serve on the Committee pursuant to the “exceptional and limited circumstances” exception as provided under the rules of Nasdaq.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee.

A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as appropriate to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

III. MEETINGS

The Committee shall meet as often as it deems necessary to fulfill its responsibilities hereunder, but not less frequently than once each year, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Committee shall:

A. Nominating Functions

1. Evaluate and select, or recommend to the Board, director nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

2. Determine criteria for selecting new directors, including desired board skills and attributes, and identify and actively seek individuals qualified to become directors.

3. Consider any nominations of director candidates validly made by stockholders.

4. Review from time to time the Board’s committee structure and review and make recommendations to the Board concerning qualifications, appointment and removal of committee members

B. Corporate Governance Functions

1. Develop, recommend for Board approval, and review on an ongoing basis the adequacy of, corporate governance principles applicable to the Company. Such principles may include, among other matters, director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees.

2. Consult with the Audit Committee concerning its adoption of a Code of Business Conduct and Ethics applicable to all employees and directors which meets the requirements of Nasdaq and the SEC.

3. Monitor the independence of the Board to meet the objective that a majority of the Board continues to be independent. Review any potential conflict of interest between a director and the Company.

4. Review, at least annually, the Company’s compliance with Nasdaq corporate governance listing requirements, and report to the Board regarding the same.

5. Assist the Board in developing criteria for the evaluation of Board and committee performance.

6. If requested by the Board, assist the Board in its evaluation of the performance of the Board and each committee of the Board.

7. Review and recommend to the Board changes to the Company’s bylaws as needed.

8. Develop orientation materials for new directors and policy regarding continuing education for Board members.

9. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

10. Regularly report to the Board regarding the foregoing.

11. Periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

ZHONE TECHNOLOGIES, INC

Proxy for Annual Meeting of Stockholders

May 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints MORTEZA EJABAT and KIRK MISAKA, and each of them, with full powers of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all of the shares of common stock of Zhone Technologies, Inc. which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 19, 2004, at 10:00 A.M. local time, at the principal offices of Zhone Technologies, Inc. at 7001 Oakport Street, Oakland, California 94621, or at any adjournment or postponement thereof.

The undersigned may revoke this proxy by filing with the Secretary of the Meeting, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy, for the same shares or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself revoke this proxy. Any written notice of revocation or subsequent proxy must be received by the Secretary of the Meeting prior to the taking of the vote at the Meeting. The written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Meeting or should be sent so as to be delivered to Zhone Technologies, Inc. at 7001 Oakport Street, Oakland, California 94621, Attention: Kirk Misaka, Secretary.

The Board of Directors recommends a vote “FOR” the election of the nominees for director and “FOR” the ratification of the appointment of KPMG LLP as independent auditors. To vote in accordance with the Board’s recommendations, just sign on the reverse side; no boxes need to be marked. The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified as to any item or any items on a properly executed proxy, this proxy will be voted with respect to such item(s), as recommended by the Board of Directors. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1. To elect three Class III directors to serve until the next annual meeting of stockholders at which their respective class is due for election or until their successors shall have been duly elected and qualified.

Nominees: 01 – Michael M. Connors		02 – Morteza Ejabat		03 – James Timmins

☐ FOR	☐ WITHHOLD	☐ FOR	☐ WITHHOLD	☐ FOR	☐ WITHHOLD

2. To ratify the appointment of the firm of KPMG LLP as independent auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt from Zhone Technologies, Inc., prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and Annual Report to Stockholders for the fiscal year ended December 31, 2003.

DATED:
, 2004

Signature

Signature

Please mark, date and sign as your name(s) appear(s) to the left and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.